Exhibit 99.1

pingtan marine enterprise LTD. Reports FINANCIAL RESULTS

for the second quarter and six months ended June 30, 2014

Company to Hold Conference Call on August 7, 2014, at 8:30 AM ET

Raises Net Income Guidance to $82 and $87 Million From $80 and $85 Million

FUZHOU, China, August 6, 2014 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its financial results for the second quarter and six months ended June 30, 2014.

Second Quarter 2014 Financial Highlights (all results are compared to prior year period)

•	Revenue from continuing operations (“fishing business”) increased 166.4% to $56.9 million from $21.4 million, primarily due to an increase in sales volume as a result of a larger fleet and an increase in the number of vessels.
•	Gross profit increased 83.7% to $16.8 million from $9.1 million, and gross margin was 29.5% compared to 42.7%, due to a decrease in the average unit selling price as well as new vessels with higher depreciation and amortization expense.
•	Net income from the fishing business increased 104.3% to $14.3 million, or $0.18 per diluted share, from $7.0 million, or $0.09 per diluted share.

Second Quarter 2014 Operational Highlights

•	June 2014: The Company finalized its previously announced joint venture, known as Global Deep Ocean Fishing (Pingtan) Industrial Limited Company, with China Co-op (Hainan) Industry Development Co., Ltd. and Yangtai Hengyu Trading Limited. The joint venture, will process, cold storage, and transport deep-ocean fishing products.
•	Pingtan operated 126 vessels during the period, compared to 40 vessels in the prior year period. The Company owns 104 trawlers and 2 drifters and have license rights to operate 20 drifter vessels.
•	Sales volumes in the second quarter of 2014 rose by 182.2% to 19,078 tons from 6,762 tons in the same period of 2013.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are pleased to deliver strong revenue and income growth in the second quarter of 2014, which was resulted from the increased production capacity attributable to our fleet expansion. We understand that Pingtan operates an asset focused model and we feel it is important to continue reinvesting in our Company by deliberately replacing older vessels with newly-built vessels without disruption to our fishing operations. We feel this is a benefit of having the access to capital and operational leverage to renew our fleet as necessary.”

Pingtan Marine Enterprise, Ltd.	Page 2
August 6, 2014

Second Quarter 2014 Selected Financial Highlights (A)

($ in millions, except per share data)	Three Months ended June 30,
	2014	2013
Fishing Business (continuing operations)
Revenue	$56.9	$21.4
Cost of Revenue	40.1	12.2
Gross Profit	16.8	9.1
Gross Profit Margin	29.5%	42.7%
Net Income from Fishing Business	14.3	7.0
Basic and Diluted Weighted Average Shares Outstanding	79.1	79.1
EPS (from continuing operations)(in $)	$0.18	$0.09

Balance Sheet Highlights

	6/30/2014	12/31/2013
	(Unaudited)	(Audited)
Cash and Cash Equivalents	$13.6	$8.2
Total Current Assets	54.8	28.8
Total Assets	396.7	357.9

Total Current Liabilities	65.1	51.2
Total Long-term Debt, net of current portion	44.3	54.5
Total Liabilities	109.4	105.7
Shareholders’ Equity	287.2	252.2
Total Liabilities and Shareholders’ Equity	396.7	357.9
Book Value Per Share (in $)	$3.63	$3.19

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Ltd.) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2013 rather than on February 25, 2013.

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business for the three months ended June 30, 2014 increased by 166.4% to $56.9 million from $21.4 million for the same period in 2013.

Sales increased primarily as a result of the addition of 66 fishing vessels in June and September 2013, which operated at full capacity in the current period; and the addition of license rights to operate 20 new fishing vessels in December 2013, which began operating in the first quarter of 2014.

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August 6, 2014

Sales volumes in the second quarter of 2014 rose by 182.1% to 19,078 tons from 6,762 tons in the same period of 2013. The Company’s top 6 species of fish sold included: ribbon fish, Indian white shrimp, pomfret, croaker fish, red fish, and mackerel accounted for about 82.7% of revenue for the three months ended June 30, 2014.

For the six months ended June 30, 2014, the Company’s revenues increased by 198.5% to $122.5 million from $41.0 million in the first half of 2013. The increase was primarily due to higher sales volume as a result of the addition of vessels acquired in 2013, in addition to increases in average unit selling price.

Gross Margin

The Company’s gross margin for its fishing business decreased to 29.5% for the three months ended June 30, 2014, from 42.7% in the prior year period. The decrease was due to a decrease of average unit selling price by 5.7% during the second quarter, largely to a scarcity in certain types of shrimps in Southeast Asia inflating the price in the prior year quarter.

For the six months ended June 30, 2014, gross margin slightly decreased to 33.3% from 35.3% in the same period of 2013, principally due to increased amortization and labor cost.

Selling, General & Administrative Expenses

For the three months ended June 30, 2014, total selling, general and administrative expenses for the fishing business was $1.5 million, or 2.7% of revenue, compared to $1.0 million, or 4.9% of revenue, in the prior year period. The increase was mainly due to higher selling expenses, increased salaries and staff welfare costs as the Company expanded scale of operations, as well as higher administrative costs associated with the company being a publicly listed company.

For the six months ended June 30, 2014, total selling, general and administrative expenses increased to $2.8 million from $1.5 million in the same period of 2013.

Net Income

Net income from the fishing business for the three months ended June 30, 2014 was $14.3 million, or $0.18 per basic and diluted share, compared to $7.0 million, or $0.09 per basic and diluted share, in the same period of 2013. The increase was primarily due to the same reasons described above.

For the six months ended June 30, 2014, the Company’s net income from the fishing business was $36.0 million, or $0.46 per basic and diluted share, compared to $11.5 million, or $0.15 per basic and diluted share, in the same period of 2013.

Outlook for 2014

Based on 2014 first half results, its current fleet capacity, strong demand for fishing products in China and its continued efforts in building market share, the Company has raised the 2014 net income guidance to between $82 and $87 million from $80 and $85 million.

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August 6, 2014

Chairman Zhuo concluded, “We have been pleased with the progression of our fleet expansion, as we operated at full capacity during the second quarter while experiencing relatively steady fuel costs. As a result of these factors, along with continued demand for our catch, we were pleased to conservatively raise our bottom line guidance for the year. Looking ahead, we continue to seek new areas for growth within our operations, both in terms of renewing our current fleet and also addressing potential downstream markets. We believe that the recently announced joint venture with China Co-op (Hainan) and Yantan Hengyu will allow Pingtan entry into direct customer sales, as we anticipate to constructing a fishing processing plant as soon as permits are obtained from the Government. We anticipate keeping investors regularly apprised of our progress.”

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on August 7, 2014, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q2-2014. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Contact:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 5
August 6, 2014

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013 (A)	2014	2013 (A)

Revenue	$56,909,432	$21,362,357	$122,492,384	$41,031,833
Cost of revenue	(40,143,919)	(12,235,475)	(81,685,913)	(26,527,609)

Gross profit	16,765,513	9,126,882	40,806,471	14,504,224
Selling and marketing expenses	(568,422)	(174,046)	(1,239,373)	(368,734)
General and administrative expenses	(957,925)	(866,194)	(1,578,840)	(1,167,536)
Operating income	15,239,166	8,086,642	37,988,258	12,967,954
Other income/(expense)
Interest income	5,747	1,460	9,171	2,556
Interest expenses	(1,036,260)	(710,365)	(2,409,201)	(1,395,742)
Dividend income	345,983	69,071	345,983	69,071
Subsidy income	-	205	524,421	35,592
Sundry income	-	11	89	2,014
Loss on foreign exchange, net	(234,401)	(428,389)	(457,634)	(220,405)
Total other expense	(918,931)	(1,068,007)	(1,987,171)	(1,506,914)
Income from continuing operations before income tax	14,320,235	7,018,635	36,001,087	11,461,040
Income tax expense	-	-	-	-
Net income from continuing operations	14,320,235	7,018,635	36,001,087	11,461,040
Net income from discontinued operations, net of income tax expense	-	17,759,118	-	27,099,254
Consolidated net income	$14,320,235	$24,777,753	$36,001,087	$38,560,294
Basic and diluted earnings per share
From continuing operations	$0.18	$0.09	$0.46	$0.15
From discontinued operations	-	0.22	-	0.34
Net income	$0.18	$0.31	$0.46	$0.49
Weighted average number of ordinary shares outstanding
- Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Ltd.) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2013 rather than on February 25, 2013.

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	June 30, 2014	December 31, 2013
	(Unaudited)	(A)

Assets
Current assets
Cash	$13,628,063	$8,156,599
Accounts receivable	25,273,649	9,133,130
Inventories	13,847,641	9,095,736
Prepaid expenses and deposits - third parties	1,258,409	2,380,874
Prepaid expenses and deposits - related parties	832,684	-
Other receivables	2,371	11,665
Total current assets	54,842,817	28,778,004

Other assets
Other receivables	1,184,119	1,213,440
Long-term investment	3,385,131	3,468,953
Prepaid fixed asset deposits	22,252,016	1,928,700
Prepaid operating license rights	211,059,322	215,381,356
Property, plant and equipment, net	103,970,136	107,178,269
Total other assets	341,850,724	329,170,718

Total assets	$396,693,541	$357,948,722

Liabilities and equity
Current liabilities
Accounts payable - third parties	$839,385	$2,184,964
Accounts payable - related parties	10,191,525	13,807,605
Receipt in advance	-	297,034
Short-term loans	20,958,121	9,085,353
Long-term loans - current portion	26,678,058	20,252,077
Accrued liabilities and other payables	4,744,457	3,851,047
Deferred income	1,691,598	1,733,485
Total current liabilities	65,103,144	51,211,565

Other liabilities
Long-term loans, net of current portion	44,345,219	54,499,727
Total other liabilities	44,345,219	54,499,727
Total liabilities	109,448,363	105,711,292

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(IN U.S. DOLLARS)

	June 30, 2014	December 31, 2013
	(Unaudited)	(A)

Shareholders' equity
Ordinary shares, 225,000,000 shares authorized with $0.001 per share; 79,055,053 shares issued and outstanding as of June 30, 2014 and December 31, 2013	79,055	79,055
Statutory reserves	22,410,773	22,410,773
Retained earnings	235,342,599	199,341,512
Accumulated other comprehensive income	29,412,751	30,406,090
Total shareholders' equity	287,245,178	252,237,430

Total liabilities and shareholders' equity	$396,693,541	$357,948,722

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Ltd.) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2013 rather than on February 25, 2013.

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Six Months Ended June 30,
	2014	2013 (A)
Cash flows from operating activities
Net income	$36,001,087	$38,560,294
Discontinued operations, net of tax	-	(27,099,254)
Income from continuing operations	36,001,087	11,461,040
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	1,993,816	1,529,723
Amortization of operating license rights	4,322,034	-
Changes in operating assets and liabilities
Accounts receivable	(16,401,659)	7,439,389
Inventories	(4,983,981)	(2,025,416)
Prepaid expenses and deposits - third parties	1,067,631	394,949
Prepaid expenses and deposits - related parties	(834,743)	-
Other receivables	9,034	274,998
Accounts payable - third parties	(1,295,979)	2,611,720
Accounts payable - related parties	(3,290,557)	331,367
Receipt in advance - third parties	(290,574)	358,176
Receipt in advance - related parties	-	(12,942,680)
Accrued liabilities and other payables	(446,629)	9,145,867
Net cash provided by operating activities from continuing operations	15,849,480	18,579,133
Cash flows from investing activities
Deposit paid for acquisition of fishing vessels	-	(200,000,000)
Proceeds from deferred income	-	1,861,416
Payment for property deposits	(22,307,032)	-
Purchase of property, plant and equipment	(595,233)	(14,831,031)
Refunds from fixed assets deposits	1,886,749	-
Advance to related parties	-	(8,731,951)
Net cash used in investing activities from continuing operations	(21,015,516)	(221,701,566)
Cash flows from financing activities
Proceeds from short-term loans	29,524,941	24,994,395
Repayment of short-term loans	(17,402,742)	(30,680,742)
Proceeds from long-term loans	3,716,691	-
Repayment of long-term loans	(5,643,715)	(1,884,778)
Advance from a director	650,000	-
Advance from related parties	-	203,779,276
Net cash provided by financing activities from continuing operations	10,845,175	196,208,151

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)

(IN U.S. DOLLARS)

	For the Six Months Ended June 30,
	2014	2013 (A)
Cash flow from discontinued operations
Net cash provided by operating activities from discontinued operations	-	40,030,992
Net cash used in investing activities from discontinued operations	-	(193,780,034)
Net cash provided by financing activities from discontinued operations	-	4,363,800
Net cash used in discontinued operations	-	149,385,242
Net increase/(decrease) in cash	5,679,139	(156,299,524)
Effect of exchange rate	(207,675)	1,617,223
Cash at the beginning of period (1)	8,156,599	175,488,715
Cash at the end of period (2)	$13,628,063	$20,806,414
Supplemental disclosure of cash flow information:
Cash paid:
Interest paid	$2,984,513	$1,395,742
Supplemental disclosure of non-cash transaction eliminated in above:
Payable for purchase of ship equipment	$778,712	$-
Proceeds from deferred income	$-	$7,594,182
Deposit on setting up Joint Venture netted of accounts payable - related party	$-	$6,090,302

(1)	Includes cash and cash equivalents of discontinued operations of $nil and $168,627,930 at the beginning of the year in 2014 and 2013, respectively.
(2)	Includes cash and cash equivalents of discontinued operations of $nil and $20,196,391 as of June 30, 2014 and 2013, respectively.
(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2013 rather than on February 25, 2013.